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                                                                     EXHIBIT 3.7

                            CERTIFICATE OF AMENDMENT
                                   TO BYLAWS
                                       OF
                                PEOPLESOFT, INC.

     I, Anne S. Jordan, Secretary of PeopleSoft, Inc., a Delaware corporation (the "Company"), hereby declare and certify that below is a true and correct copy of the amendment to the Bylaws duly adopted by the board of directors of the Company on February 3, 2000:

     Section 3.2 of the Article III of the Bylaws of the PeopleSoft, Inc. is amended to increase the Board of Directors to seven (7) persons.

     IN WITNESS WHEREOF, I declare under penalty of perjury that the foregoing statements are true and correct.


                                        /s/ ANNE S. JORDAN
                                        ------------------------------
                                        Anne S. Jordan, Secretary

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                            CERTIFICATE OF AMENDMENT
                                   TO BYLAWS
                                       OF
                                PEOPLESOFT, INC.

     I, Robert D. Finnell, Assistant Secretary of PeopleSoft, Inc., a Delaware corporation (the "Company"), hereby declare and certify that below is a true and correct copy of the amendments to the Bylaws duly adopted by the board of directors of the Company on April 7, 1999:

     1. Section 2.16 of Article II of the Bylaws of this Company is hereby amended and restated to read in its entirety as follows:

         "2.16 ADVANCE NOTICE OF STOCKHOLDER BUSINESS

          At the annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (a) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. Business to be brought before the meeting by a stockholder shall not be considered properly brought if the stockholder has not given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to the principal executive offices of the corporation not less than forty five (45) days prior to the date on which the corporation first mailed proxy materials for the prior years annual meeting; provided, however, that if the corporation's annual meeting of stockholders occurs on a date more than thirty (30) days earlier or later than the corporation's prior year's annual meeting, then the corporation's board of directors shall determine a date a reasonable period prior to the corporation's annual meeting of stockholders by which date the stockholders notice must be delivered and publicize such date in a filing pursuant to the Securities Exchange Act of 1934, as amended, or via press release. Such publication shall occur at least ten (10) days prior to the date set by the Board of Directors. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder purposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the corporation, which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required by law to be provided by the stockholder in his capacity as proponent of a stockholder proposal. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted."
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     2.   Effectively immediately prior to the Annual Shareholders Meeting on
May 25, 1999, Section 3.2 of Article III of the Bylaws of this Company is hereby amended and restated to read in its entirety as follows:

         "3.2  NUMBER OF DIRECTORS

          The Board of Directors shall consist of six (6) persons until changed by a proper amendment to this Section 3.2. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term expires."

     IN WITNESS WHEREOF, I declare under penalty of perjury that the foregoing statements are true and correct.


                                   /s/ ROBERT D. FINNELL
                                   --------------------------------------
                                   Robert D. Finnell, Assistant Secretary

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

                            CERTIFICATE OF AMENDMENT
                                   TO BYLAWS
                                       OF
                                PEOPLESOFT, INC.

     I, Robert D. Finnell, Assistant Secretary of PeopleSoft, Inc., a Delaware corporation (the "Company"), hereby declare and certify that below is a true and correct copy of the amendments to the Bylaws duly adopted by the board of directors of the Company on March 4, 1999:

     The first sentence of Section 3.2 of Article III of the Bylaws of this Company is hereby amended to read in full as follows:

         "The Board of Directors shall consist of seven (7) persons until changed by a proper amendment to this Section 3.2."

     IN WITNESS WHEREOF, I declare under penalty of perjury that the foregoing statements are true and correct.


                                   /s/ ROBERT D. FINNELL
                                   --------------------------------------
                                   Robert D. Finnell, Assistant Secretary

[seal]